Exhibit 99.1

  Harrington West Announces a $51.9 Million Deposit Acquisition and
     Hiring of Lead Commercial Banker for Its California Markets

    SOLVANG, Calif.--(BUSINESS WIRE)--Feb. 4, 2005--Harrington West Financial Group, Inc. (Nasdaq:HWFG), the holding company for Los Padres Bank, FSB (LPB) and its division, Harrington Bank, today announced that it reached a definitive agreement with Western Financial Bank (WFB) to acquire the deposit accounts, deposit account loans, and furniture, fixtures, and equipment associated with WFB's banking office in Thousand Oaks, California. This $51.9 million banking office complements HWFG's branches in the Ventura and Ojai markets and provides further funding for HWFG's loan growth. HWFG plans to complete this transaction by May 2005 and will pay a premium to WFB not to exceed $2.0 million in cash at closing. The agreement is subject to regulatory approval and other customary conditions.
    HWFG further announced that it had hired Ms. Jeannie Sabedra as Senior Vice President to lead its business banking division for its California markets. Ms. Sabedra has over 20 years of banking experience in sales and commercial lending, having successfully developed lending operations and portfolios for both community and regional banking companies. She has been extensively involved in the Ventura community in both business and civic capacities and brings a high degree of market knowledge, leadership, and business development skills to the position. Ms. Sabedra will assume leadership for the existing business lending activities in California and for expanding the bank's commercial lending team and infrastructure. She will also join Mr. John Braunschweiger, Senior Vice President and HWFG's market leader in the Ventura, California market, in developing the Company's presence in its southern central coast markets, including Ventura/Oxnard, Ojai, and Thousand Oaks, California.

    Harrington West Financial Group, Inc. is a $1.1 billion, diversified, financial institution holding company for Los Padres Bank and its division Harrington Bank. HWFG will operate 15 full service banking offices on the central coast of California, Scottsdale Arizona, and the Kansas City metro, when it opens its second banking office in the Scottsdale Airpark in early 2005 and completes the acquisition of WFB's banking office in Thousand Oaks. HWFG also owns Harrington Wealth Management Company, a trust and investment management company with $134.8 million in assets under management or custody.

    This Release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act. All of the statements contained in the Release, other than statements of historical fact, should be considered forward-looking statements, including, but not limited to, those concerning (i) the Company's strategies, objectives and plans for expansion of its operations, products and services, and growth of its portfolio of loans, investments and deposits, (ii) the Company's beliefs and expectations regarding actions that may be taken by regulatory authorities having oversight of the operation, (iii) the Company's beliefs as to the adequacy of its existing and anticipated allowances for loan and real estate losses, (iv) the Company's beliefs and expectations concerning future operating results and (v) other factors referenced in the Company's filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in those forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are not intended to give any assurance as to future results. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

    CONTACT: Harrington West Financial Group, Inc.
             Craig J. Cerny, 913-663-0180
             or
             For share transfer information
             Lisa F. Watkins, 805-688-6644